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                                                                  EXHIBIT (j)(2)



                        CONSENT OF INDEPENDENT AUDITORS'

     We consent to the incorporation by reference in this Post-Effective Amendment No. 60 to the Registration Statement (1933 Act File No. 02-90946) on Form N-1A of Eaton Vance Mutual Funds Trust of our report dated April 28, 2000 of High Income Portfolio included in the March 31, 2000 Annual Report to Shareholders of Eaton Vance High Income Fund.

     We also consent to the reference to our Firm under the heading "Other Service Providers" in the Statement of Additional Information.



                                /s/ Deloitte & Touche LLP
                                -------------------------
                                DELOITTE & TOUCHE LLP


June 21, 2000
Boston, Massachusetts